Exhibit 1.1

Execution Version

REX ENERGY CORPORATION

14,000 Shares of 6.00% Series A Convertible Preferred Stock

(par value $0.001 per share)

UNDERWRITING AGREEMENT

August 13, 2014

RBC Capital Markets, LLC

As Representative of the several

Underwriters listed in Schedule A hereto

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Ladies and Gentlemen:

Rex Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 14,000 shares of 6.00% Convertible Perpetual Preferred Stock, Series A (the “Preferred Stock”) that are represented by 1,400,000 depositary shares (the “Depositary Shares”, and together with the Preferred Stock, the “Firm Shares”) deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares that are to be issued by the Depositary (the “Depositary”) under the Deposit Agreement dated the First Delivery Date (as hereinafter defined) among the Company, the Depositary and the holders of the Depositary Receipts issued thereunder, and, at the option of the Underwriters, up to an additional 2,100 shares of Preferred Stock of the Company that are represented by 210,000 Depositary Shares (such Depositary Shares together with such Preferred Stock, the “Option Shares”). The Firm Shares and the Option Shares are herein referred to as the “Shares.” The shares of Preferred Stock to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock.” The Shares will be convertible, subject to certain conditions set forth in the certificate of designations creating the Shares (the “Certificate of Designations”), for shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Shares. “Underlying Shares,” as used herein, means the maximum number of shares of Common Stock issuable upon conversion of the Shares (including the maximum number of shares of Common Stock that may be issued upon conversion of the Shares in connection with a Fundamental Change (as described in the Pricing Disclosure Package).

Rex Energy I, LLC, a Delaware limited liability company, Rex Energy Operating Corp, a Delaware corporation, Rex Energy IV, LLC, a Delaware limited liability company, PennTex Resources Illinois, Inc., a Delaware corporation, R.E. Gas Development, LLC, a Delaware limited liability company, R.E. Ventures Holdings, LLC, a Delaware limited liability company, R.E. Disposal, LLC, a Delaware limited liability company, Rex Energy Marketing, LLC, a Delaware limited liability company, Water Solutions Holdings, LLC, a Delaware limited liability company (“Water Solutions”), Keystone Clearwater Solutions, LLC, a Delaware limited liability company (“Keystone Clearwater”), Keystone Clearwater Transportation, LLC, a Delaware limited liability company (“Keystone Transportation”), and Cocoa Properties I, LLC, a Delaware limited liability company (“Cocoa Properties”), are referred to collectively as the “Subsidiaries.” The Company and the Subsidiaries are referred to collectively as the “Rex Entities.”

1.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement/Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-196623) as amended, and has prepared a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein referred to as a “Rule 462(b) Registration Statement,” and, after such filing, the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The Registration Statement is an “automatic shelf registration statement” (as defined under Rule 405 of the Securities Act) that has been filed with the Commission not earlier than three years prior to the date hereof; and no objection of the Commission to the use of such Registration Statement or post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

The most recent preliminary prospectus supplement dated August 12, 2014 and filed with the Commission pursuant to Rule 424(b) of the Securities Act describing the Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, are each called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Securities Act. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, the “Applicable Time” is 12:00 p.m.

(Eastern Time) on August 13, 2014.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “described,” “included,” “set forth” or “stated” in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus, as the case may be.

(b) Effectiveness of the Registration Statement. Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(c) Use of Form S-3. At the time the Registration Statement was originally declared effective and at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.

(d) Not an Ineligible Issuer. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares, and is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 2 hereto) an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(e) Well-Known Seasoned Issuer. The Company is a well-known seasoned issuer (as defined under the Securities Act) at the times specified in the Securities Act in connection with the offering of the Shares.

(f) No Stop Order. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(g) Conformity of the Registration Statement. The Registration Statement conformed on the date of its first effectiveness and will conform in all material respects on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). Each preliminary prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Securities Act and on each applicable Delivery Date to the requirements of the Securities Act and the Securities Act Regulations.

(h) No Material Misstatements or Omissions of the Registration Statement. The Registration Statement did not, on the date of its first effectiveness and as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(i) No Material Misstatements or Omissions of the Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(j) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Pricing Disclosure Package. The Preliminary Prospectus, as supplemented by any other information listed in Schedule B hereto, taken together (collectively, the “Pricing Disclosure Package”) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(l) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and Securities Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act Regulations.

(m) Financial Statements. The historical financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company on a historical consolidated and combined basis as of the respective dates indicated; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto). The other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Rex Entities and present fairly, in all material respects, the information shown thereby. The Rex Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) No Material Adverse Change. None of the Rex Entities has sustained since the date of the last audited financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss or interference with its business material to the Rex Entities considered as a whole, otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Since the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any (i) material change in the capitalization of the Rex Entities, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) transaction that is material to the Rex Entities contemplated or entered into by any of the Rex Entities, (iv) obligation, contingent or otherwise, directly or indirectly incurred by any Rex Entity that is material to the Rex Entities taken as a whole or (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, results of operations or stockholders’ equity, of the Rex Entities, taken as a whole, in each case other than as a result of an event, circumstance or condition applicable to the oil and gas industry as a whole (a “Material Adverse Effect”).

(p) Organization and Good Standing of the Subsidiaries. Each Subsidiary has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, as applicable, with the requisite power and authority (corporate or limited liability company, as applicable) to own and lease its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Ownership. As of each Delivery Date, the Company will not own, directly or indirectly, an equity interest in any corporation, association or other entity other than the Subsidiaries and RW Gathering, LLC, a Delaware limited liability company (“RW Gathering”). As of each Delivery Date, the Company will not control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. Except for Water Solutions, Keystone Clearwater, Keystone Transportation and Cocoa Properties, all of the outstanding capital stock or other equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding capital stock or other equity interests, as applicable, of any Subsidiary granted by the Company or any Subsidiary to the lenders under the Credit Facility (as such term is hereinafter defined). As of the date hereof and as of each Delivery Date, the Company, directly or indirectly, will own a 60% equity interest in Water Solutions, which in turn owns a 100% equity interest in Keystone Clearwater and Cocoa Properties, and Keystone Clearwater in turn owns a 100% equity interest in Keystone Transportation; all of the equity interests of Water Solutions, Keystone Clearwater, Keystone Transportation and Cocoa Properties in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding equity interests of Water Solutions, Keystone Clearwater, Keystone Transportation or Cocoa Properties granted by any Rex Entity to the lenders under the Credit Facility (as such term is hereinafter defined). The Company, indirectly through subsidiaries, owns a 40% equity interest in RW Gathering; all of the equity interests of RW Gathering in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding equity interests of RW Gathering granted by any Rex Entity to the lenders under the Credit Facility (as such term is hereinafter defined).

(r) Capitalization. The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption “Capitalization” in each of the Pricing Disclosure Package and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company on the date hereof are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus; except as described in each of the Pricing Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

(s) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Certificate of Designations and the Deposit Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Certificate of Designations and the Deposit Agreement and the consummation of the transactions contemplated thereby, have been, or as of the First Delivery Date will have been, duly and validly taken.

(t) Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.

(u) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Certificate of Designations; and the issuance of the Shares is not subject to any contractual or statutory preemptive or similar rights.

(v) Underlying Shares. When the Shares are issued and delivered and paid for pursuant to this Agreement, such Shares will be convertible into the applicable number of Underlying Shares in accordance with their terms. The Underlying Shares initially issuable upon conversion of such Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Shares, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

(w) Certificate of Designations. The Certificate of Designations conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(x) No Violation or Default. None of the Rex Entities (i) is in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or similar organizational documents, as applicable, (ii) is in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which any of the Rex Entities is a party or by which any of the Rex Entities is bound or to which any of the property or assets of the Rex Entities is subject, or (iii) is in violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the cases of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No Conflicts. The execution, delivery and performance (subject limitation by (1.) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity and (2.) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing) by the Company of this Agreement, the Certificate of Designations and the Deposit Agreement, the issuance and sale of the Shares, the issuance of the Underlying Shares upon conversion of the Shares and the consummation of the transactions contemplated hereby and thereby, (including the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus) does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Rex Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which any of the Rex Entities is a party or by which any of the Rex Entities is bound or to which any of the property or assets of the Rex Entities is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Rex Entities; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Rex Entities or any of their respective properties or assets, except with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) No Consents Required. Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or “Blue Sky” laws in connection with the purchase and resale of the Shares by the Underwriters, (ii) such consents that have been, or prior to the First Delivery Date will have been, obtained and (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court having jurisdiction over any of the Rex Entities or any of their respective properties is required in connection with the offering, issuance and sale of the Shares, or the Underlying Shares upon conversion of the Shares, in the manner contemplated herein or in the Pricing Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement, the Certificate of Designations and the Deposit Agreement or the consummation by the Company of the transactions contemplated hereby or thereby.

(aa) Legal Proceedings. Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, arbitrations or other proceedings pending as to which any of the Rex Entities is a party or of which any property of the Rex Entities is the subject that, if determined adversely to the Rex Entities, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would reasonably be expected to adversely affect the ability the Company to perform its obligations under the this Agreement, the Certificate of Designations and the Deposit Agreement, and no such actions, suits or proceedings are, to the Company’s knowledge, threatened. No labor dispute with the employees of the Rex Entities exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb) Independent Accountants. KPMG LLP, which has expressed its opinion with respect to certain financial statements of the Company and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent public registered accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(cc) Title to Real and Personal Property. The Rex Entities have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind (each a “Lien”), except Liens that (i) are described in each of the Pricing Disclosure Package and the Prospectus, including Liens under the Company’s amended and restated senior secured revolving credit agreement dated as of March 27, 2013 and the Company’s amended and restated guaranty and collateral agreement, dated as of March 27, 2013, each as amended to date (collectively, the “Credit Facility”), (ii) liens and encumbrances under operating agreements, unitization pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, or (iii) such would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Rex Entities, and under which the Rex Entities hold the properties described in each of the Pricing Disclosure Package and the Prospectus, are in full force and effect, and none of the Rex Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Rex Entities under any such leases or subleases, or affecting or questioning the rights of the Rex Entities to the continued possession of the leased or subleased property under any such lease or sublease.

(dd) Investment Company. Each of the Rex Entities is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended.

(ee) Taxes. The Rex Entities have (i) filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties), except for taxes being contested in good faith for which reserves in accordance with the generally accepted accounting principles have been established. No tax deficiency has been asserted against the Rex Entities which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Rex Entities which, if determined adversely to the Rex Entities, would have, a Material Adverse Effect.

(ff) Governmental Licenses. The Rex Entities possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses in the manner described in each of the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and the Rex Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and none of the Rex Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Rex Entities, would, individually or in the aggregate, have a Material Adverse Effect.

(gg) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, or as described in each of the Pricing Disclosure Package and the Prospectus, (i) none of the Rex Entities is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) the Rex Entities have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law that, if determined adversely to the Rex Entities, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, and except as described in each of the Pricing Disclosure Package and the Prospectus, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Rex Entities relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(hh) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) no Plan is subject to Title IV of ERISA; except, in the case of each of clauses (i) and (ii) above, for any such failure to maintain or comply or the occurrence of any transaction as would not reasonably be expected to have a Material Adverse Effect.

(ii) No Restrictions on Distributions. Except as described in each of the Pricing Disclosure Package and the Prospectus, and except as pursuant to the Credit Facility, upon consummation of this offering, including the application of the use of proceeds of the offering, none of the Subsidiaries will be restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(jj) Intellectual Property. The Rex Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Rex Entities, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Disclosure Controls. Each of the Rex Entities has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Rex Entities in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Rex Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent Quarterly Report on Form 10-Q and have been determined to be effective in all material respects to perform the functions for which they were established.

(ll) No Changes in Internal Controls. (a) As of the date hereof, and except as disclosed in each of the Pricing Disclosure Package and the Prospectus, the Company is not aware of (i) any “material weakness” or “significant deficiency” (as defined in Public Company Accounting Oversight Board Standard No. 2) in any of the Rex Entities’ internal control over financing reporting (as defined in Rule 13a-15(f)), whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in any of the Rex Entities’ internal control over financial reporting and (b) since the date of the most recent balance sheet of the Company reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm) Accounting Controls. Each of the Rex Entities maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f)) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in XBRL incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Absence of Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that would be required to be described by the Securities Act in a registration statement filed with the Commission that is not so described in each of the Pricing Disclosure Package and the Prospectus.

(oo) Insurance. The Rex Entities carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Rex Entities are in full force and effect; the Rex Entities are in compliance with the terms of such policies in all material respects; and none of the Rex Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Rex Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Rex Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp) No Unlawful Payments. None of the Rex Entities, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Rex Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq) Compliance with Money Laundering Laws. The operations of the Rex Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Rex Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(rr) Compliance with OFAC. None of the Rex Entities, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Rex Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) Compliance with OSHA. The Rex Entities are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(tt) Anti-Discrimination. None of the Rex Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(uu) Statistical and Market Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(vv) Conversion. The Underlying Shares initially issuable upon conversion of such Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Shares, will be fully paid and nonassessable and not subject to any preemptive or similar rights.

(ww) Sarbanes-Oxley Act. None of the Rex Entities, nor any of their respective directors or managers, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xx) Description of Recent Developments. The statements regarding the estimates of proved reserves and the assumptions underlying such estimates contained in the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Other Recent Developments—Proved Reserves and Operational Update” were prepared in good faith and, in the informed judgment of the management of the Company, on a reasonable basis reflecting the best currently available estimates of management of the Company. As of the date hereof, the management of the Company is not aware of any facts with respect to historical or anticipated performance of the Company that would result in a material variance from such estimates of proved reserves included in the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Other Recent Developments—Proved Reserves and Operational Update.”

(yy) Reserve Report. Netherland Sewell & Associates, Inc., whose summary reserve report dated January 17, 2014 (the “Reserve Report Letter”) from which the oil and natural gas reserve estimates of the Rex Entities as of December 31, 2013 contained or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus were derived, was, as of the date of the Reserve Report Letter, and is, as of the date hereof, an independent petroleum engineer with respect to the Rex Entities. The information underlying the estimates of reserves of the Rex Entities used in the preparation of the Reserve Report Letter and other estimates, including the oil and natural gas reserve estimates of the Company as of June 30, 2014 (the “Company Reserve Estimates”) contained or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors described in each of the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in each of the Pricing Disclosure Package and the Prospectus and as reflected in the Reserve Report Letter and the Company Reserve Estimates; estimates of such reserves and present values as described in each of the Pricing Disclosure Package and the Prospectus and reflected in the Reserve Report Letter and the Company Reserve Estimates comply in all material respects with the applicable requirements of Regulation S X and the Securities Act, including Items 1201 through 1208 of Regulation S-K.

(zz) Listing of Stock. The Company’s Common Stock has been registered under Section 12(b) of the Exchange Act and is approved for listing on the NASDAQ Global Select Market (the “Nasdaq”).

(aaa) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 3(f) hereto.

(bbb) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2.	Sale, Purchase and Delivery of the Shares.

(a)

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Depositary Shares set forth opposite such Underwriter’s name in Schedule A hereto, at a purchase price per Depository Share of $96.75, and (ii) in the event and to the extent that the Underwriters shall exercise their option to purchase Option Shares as provided in Section 2(b) below, the Company agrees to sell up to an aggregate of 210,000 Option Shares to the several Underwriters. The number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the aggregate number of Depositary Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make. The purchase price per share of the Option Shares shall be the same as that of the Firm Shares.

(b)	The Company hereby grants to the Underwriters the right to purchase at their election, up to an aggregate of 210,000 Option Shares at a purchase price per share equal to the purchase price per share of the Firm Shares set forth in Section 2(a) above, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Shares. Any such election to purchase Option Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the First Delivery Date (as defined below) or, unless the Representative and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

(c)	The several Underwriters propose to offer the Shares for sale upon the terms and conditions and in the manner set forth in each of the Pricing Disclosure Package and the Prospectus.

(d)	The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The date of such delivery and payment shall be, with respect to the Firm Shares, August 18, 2014, or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Option Shares, on the date specified by the Representative in the written notice given by the Representative of its election to purchase such Optional Securities, or such date as the Representative and the Company may agree upon in writing. Such date for delivery of the Firm Shares is herein called the “First Delivery Date,” such date for delivery of the Option Shares, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)	Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.	Certain Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)

To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Issuer Free Writing Prospectus and (D) any document incorporated by reference in any preliminary prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(e)	Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent will not be unreasonably withheld;

(f)	Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative;

(g)	To retain in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)	As soon as practicable after the most recent effective date of the Registration Statement (the “Effective Date”) (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Rex Entities (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158 of the Securities Act);

(i)	Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(j)

For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Preferred Stock or shares of Common Stock or securities convertible into or exchangeable for Preferred Stock or Common Stock (other than shares of Preferred Stock and shares of Common Stock and securities convertible into or exchangeable for Preferred Stock or Common Stock issued pursuant to the terms of the Company’s 2007 Long-Term Incentive Plan), or sell or grant options, rights or warrants with respect to any shares of Preferred Stock or shares of Common Stock or securities convertible into or exchangeable for Preferred Stock or Common Stock (other than options, restricted stock or other rights granted or sold pursuant to the terms of the Company’s 2007 Long-Term Incentive Plan), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Preferred Stock or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Preferred Stock or shares of Common Stock or securities convertible, exercisable or exchangeable into Preferred Stock or Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Exhibit C hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing; provided, however, that such extension will not apply if (i) the shares of Preferred Stock or shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(k)	To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds;”

(l)	To use its best efforts to list, subject to official notice of issuance, the Underlying Shares on the Nasdaq prior to the First Delivery Date and to maintain such listing and to file with the Nasdaq all documents and notices required in connection therewith;

(m)	To engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(n)	Not to, and to use its best efforts to cause its officers, directors and affiliates not to, prior to termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company; and

(o)	To comply with all of the provisions of any undertakings in the Registration Statement.

4.

Expenses. The Company covenants and agrees whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection (other than transfer taxes on resales by the Underwriters), and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Underlying Shares on the Nasdaq; (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, including, without limitation, travel and lodging expenses of the officers of the Company (subject to the reimbursement by the Underwriters of one-half of the costs of using an airplane with respect to any such “road show” presentation) and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 4 and in Section 9 hereto, the Underwriters shall pay all of their own costs and expenses incident to the transactions contemplated by this Agreement, including the costs and expenses of their legal, tax, accounting and other professional advisors.

5.	Conditions of the Obligation of the Underwriters. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following terms and additional conditions:

(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) hereto; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, each preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus,

and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Each of (i) Thompson & Knight LLP, counsel for the Company, and (ii) Jennifer McDonough, vice president, general counsel and secretary of the Company, shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

(e)	the Representative shall have received from each of (i)Vinson & Elkins L.L.P., counsel for the Underwriters, and (ii) Davis Polk & Wardell LLP, as Product Counsel , such opinion or opinions, dated such Delivery Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)	At the time of execution of this Agreement, the Representative shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)

With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of KPMG LLP, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)	At the time of execution of this Agreement, the Representative shall have received from Netherland, Sewell & Associates, Inc. an initial letter (the “initial expert letter”), in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the Company’s oil and gas reserves as is customary to underwriters in connection with registered public offerings.

(i)	The Company shall have furnished to the Representative a certificate, dated the date hereof, of the Chief Financial Officer substantially in the form set forth on Exhibit D hereto (the “Initial CFO Certificate”). At such Delivery Date, the Representative shall have received from the Chief Financial Officer a certificate (a “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate, the conclusions and findings of the Chief Financial Officer with respect to the matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.

(j)	The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Financial Officer stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of such officers, no proceedings or examination for that purpose have been instituted or threatened; and

(iii)

They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of its effective date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the most recent effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(k)	(i) None of the Rex Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) subsequent to the respective dates as of which such information is given in Preliminary Prospectus there shall not have been any change in the capital stock or long-term debt of the Rex Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Rex Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus.

(l)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the NASDAQ Global Select Market or in the over-the-counter market shall have been suspended or materially limited, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities that were not occurring as of the execution and delivery of this Agreement, there shall have been an escalation in hostilities involving the United States that were occurring prior to the execution and delivery of this Agreement or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus.

(m)	The Nasdaq shall have approved the Underlying Shares for listing, subject only to official notice of issuance.

(n)	The Lock-Up Agreements between the Representative and the officers and directors of the Company set forth on Exhibit C, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o)	The Deposit Agreement shall have been executed and delivered by each party thereto.

(p)	The Company shall have executed and delivered the Certificate of Designations.

(q)	On the applicable Delivery Date, the representations and warranties of the Company shall be true, accurate and correct as of such Delivery Date.

(r)	On or prior to such Delivery Date the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.	Indemnification and Contribution.

(a)

The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433 of the Securities Act) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter with the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any preliminary prospectus, the

Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 6(e) hereto. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)

Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, its directors, officers and employees and each such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Underwriter shall not be liable in any such case except to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 6(e) hereto. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)

Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

(e)	The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of the Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, each of the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

7.	Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule A hereto bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 hereto shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

8.	Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(k) or 5(l) hereto shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof.

9.	Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 hereto but excluding any termination based on (1) the occurrence of any event described in clause (i), (iii), (iv) or (v) of Section 5(l) hereto or (2) an unreasonable exercise of judgment by the Representative in terminating this Agreement based on the occurrence of any event described in Section 5(k)) hereto, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10.	Default by the Company. If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

11.	Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.	No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Underwriters:

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Facsimile: 212-858-7455

Attention: High Yield Capital Markets

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(fax: 713-615-5956)

Attention: Stephen M. Gill

Notices to the Rex Parties:

366 Walker Drive

State College, Pennsylvania 16801

(fax: 814-278-7286)

Attention: Jennifer McDonough, Esq.

with a copy to:

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(fax: 214-999-1567)

Attention: Wesley P. Williams

14.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

17.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REX ENERGY CORPORATION

By:	/s/ Michael L. Hodges
	Name:	Michael L. Hodges
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed by:

RBC CAPITAL MARKETS, LLC
Acting as Representative of the
Several Underwriters named
in attached Schedule A hereto

By:	/s/ Andrew Apthorpe
	Name:	Andrew Apthorpe
	Title:	Managing Director, Global Co-Head of Convertible & Equity-Linked Origination

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Depositary Shares

RBC Capital Markets, LLC.	980,000
KeyBanc Capital Markets Inc.	96,924
BMO Capital Markets Corp.	77,538
SunTrust Robinson Humphrey, Inc.	77,538
Capital One Securities, Inc.	51,692
Johnson Rice & Company L.L.C.	51,692
CDH Securities LLC	32,308
Northland Securities, Inc.	32,308

Total	1,400,000

Schedule A-1

SCHEDULE B

Registration Statement No. 333-196623

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement Dated August 12, 2014

(To Prospectus Dated August 12, 2014)

Final Term Sheet Dated August 13, 2014

Depositary Shares

Each representing a 1/100th Interest in a Share of

6.00% Convertible Perpetual Preferred Stock, Series A

The information in this pricing term sheet relates only to the offering of the depositary shares, each representing a 1/100th ownership interest in a share of 6.00% Convertible Perpetual Preferred Stock, Series A and should be read together with (i) the preliminary prospectus supplement dated August 12, 2014 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and (ii) the related prospectus dated August 12, 2014. This pricing term sheet supersedes the information in the Preliminary Prospectus Supplement only to the extent inconsistent with such information. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Rex Energy Corporation

Ticker:	REXX (The NASDAQ Global Select Market (“NASDAQ”))

Title of Securities:	Depositary shares (the “Depositary Shares”) each representing a 1/100th interest in a share of 6.00% Convertible Perpetual Preferred Stock, Series A (“Series A Convertible Preferred Stock”)

Issue Size:	1,400,000 Depositary Shares (or 1,610,000 Depositary Shares if the underwriters exercise their overallotment option in full)

Liquidation Preference per Share:	$10,000.00 per share of Series A Convertible Preferred Stock (equivalent to $100.00 per Depositary Share)

Offering Price:	$100 per Depositary Share

Use of Proceeds:	The Issuer estimates that the net proceeds from the sale of the Depositary Shares will be approximately $135.2 million (or approximately $155.5 million if the underwriters exercise their overallotment option in full). The Issuer intends to use approximately $120.0 million of the net

Schedule B-1

proceeds from this offering to fund the consideration for the Shell Transaction (as described in the Preliminary Prospectus Supplement). The Issuer will use the remaining net proceeds to fund its capital expenditure program and for general corporate purposes. There is no assurance that the Shell Transaction will occur on or before a certain time, or at all. The closing of the offering is not conditioned on the consummation of the Shell Transaction.

Public Offering Price, Underwriting Discount and Proceeds:	The following table shows the public offering price, underwriting discounts and commission and proceeds before expenses to the Issuer:

	Per Share	Total
Public offering price(1)	$100.00	$140,000,000
Underwriting discounts and commissions	$3.25	$4,550,000
Proceeds, before expenses, to us	$96.75	$135,450,000

(1)	Plus accrued, accumulated and unpaid dividends, if any, from August 18, 2014.

Trade Date:	August 13, 2014

Settlement Date:	August 18, 2014

Dividend Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2014

Dividends:	6.00% per annum per share on the liquidation preference thereof of $10,000.00 per each share of Series A Convertible Preferred Stock (equivalent to a liquidation preference of $100.00 per Depositary Share). Dividends will accrue and cumulate from August 18, 2014 and, to the extent that the Issuer is legally permitted to pay dividends and the Issuer’s board of directors, or an authorized committee of its board of directors, declares a dividend payable, the Issuer will pay dividends in cash, shares of the Issuer’s common stock or a combination thereof at its election, on each dividend payment date. The dividend payable (if declared) on the first dividend payment date is expected to be $145.00 per share of Series A Convertible Preferred Stock (equivalent to $1.45 per Depositary Share) and on each subsequent dividend payment date is expected to be $150.00 per share of Series A Convertible Preferred Stock (equivalent to $1.50 per Depositary Share).

Schedule B-2

NASDAQ Last Reported Sale Price of the Issuer’s common stock on August 12, 2014:	$14.38 per share of the Issuer’s common stock

Redemption:	None

Initial Conversion Rate:	555.56 shares of the Issuer’s common stock for each share of Series A Convertible Preferred Stock (equivalent to 5.5556 shares of the Issuer’s common stock for each Depositary Share)

Initial Conversion Price:	Approximately $18.00 per share of the Issuer’s common stock

Conversion at Option of Holder:	Holders of Series A Convertible Preferred Stock may elect to convert their Series A Convertible Preferred Stock into shares of the Issuer’s common stock at the conversion rate at any time

Mandatory Conversion:	On or after August 20, 2019, if the Daily VWAP (as defined under “Description of Series A Convertible Preferred Stock—Mandatory Conversion” in the Preliminary Prospectus Supplement) of the Issuer’s common stock equals or exceeds 130% of the then-prevailing conversion price (the liquidation preference divided by the then-prevailing conversion rate) for at least 20 Trading Days within any period of 30 consecutive Trading Days (including the last Trading Day of such 30 consecutive Trading Day period), the Issuer may, at its option, cause all or a portion of shares of Series A Convertible Preferred Stock to be automatically converted into shares of the Issuer’s common stock at the then-applicable conversion rate, plus accumulated and unpaid dividends (other than previously declared dividends on the Series A Convertible Preferred Stock payable to holders of record as of a prior date).

Conversion Upon Fundamental Change:	In connection with the occurrence of a fundamental change, holders that convert their Series A Convertible Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 15 days after such effective date, will receive, for each share of Series A Convertible Preferred Stock, a number of shares of the Issuer’s common stock equal to the greater of (i) the then-applicable conversion rate, plus a number of additional shares of the Issuer’s common stock, if any,

Schedule B-3

determined pursuant to the table set forth opposite the caption “Make-Whole Premium for Conversion upon a Fundamental Change” below and (ii) $10,000 divided by the greater of (a) the applicable “stock price” (as defined under “Description of Series A Convertible Preferred Stock—Make-Whole Premium for Conversion Upon a Fundamental Change” in the Preliminary Prospectus Supplement) and (b) $7.19 per share (subject to adjustment at the same time as, and in a manner inverse to, any adjustment to the conversion rate).

Make-Whole Premium for Conversion upon a Fundamental Change:	The following table sets forth the additional number of shares of the Issuer’s common stock (or make-whole premium) for each share of Series A Convertible Preferred Stock converted as described above in the provisions opposite the caption “Conversion Upon Fundamental Change” for each hypothetical stock price and effective date set forth below:

	Stock Price on Effective Date
Effective Date	$14.38	$15.00	$17.50	$18.00	$20.00	$23.40	$25.00	$30.00	$40.00	$50.00	$75.00	$125.00
August 18, 2014	139.85	139.85	125.84	121.54	106.74	88.06	81.23	65.10	45.94	34.95	20.79	9.71
August 15, 2015	139.85	137.51	112.25	108.18	94.28	76.97	70.73	56.20	39.38	29.92	17.88	8.51
August 15, 2016	139.85	122.31	97.81	93.90	80.70	64.63	58.97	46.11	31.87	24.16	14.52	7.05
August 15, 2017	139.85	118.57	83.01	79.11	66.10	50.08	45.62	34.43	23.15	17.47	10.57	5.24
August 15, 2018	139.85	114.84	68.73	64.49	50.41	34.52	29.52	19.99	12.62	9.51	5.83	2.95
August 15, 2019 and thereafter	139.85	111.11	60.54	55.62	38.38	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock price and effective dates may not be set forth on the table, in which case: (a) if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the make-whole premium will be determined by straight-line interpolation between the make-whole premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year; (b) if the stock price is in excess of $125.00 per share (subject to adjustment as described in the Preliminary Prospectus Supplement), then no additional shares will be added to the conversion rate; and (c) if the stock price is less than $14.38 per share (subject to adjustment as described in the Preliminary Prospectus Supplement), then no additional shares will be added to the conversion rate.

Additional Comments:	On a pro forma basis, to give effect to this offering and the use of the net proceeds from this offering as

Schedule B-4

described in “Use of Proceeds” (assuming that the underwriters do not exercise their over-allotment option), the ratio of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 2014 and the year ended December 31, 2013 would have been 2.0x and 0.7x, respectively.

Sole Structuring Advisor and Sole Book-Runner:	RBC Capital Markets, LLC

Senior Co-Managers:	KeyBanc Capital Markets Inc.
BMO Capital Markets Corp.
SunTrust Robinson Humphrey, Inc.

Co-Managers:	Capital One Securities, Inc.
Johnson Rice & Company L.L.C.
CDH Securities LLC
Northland Securities, Inc.

CUSIP/ISIN for the Depositary Shares:	761565 209 / US7615652093

CUSIP/ISIN for the Series A Convertible Preferred Stock:	761565 308 / US7615653083

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement, dated August 12, 2014, and an accompanying prospectus, dated August 12, 2014) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from RBC Capital Markets, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement, dated August 12, 2014, and the accompanying prospectus, dated August 12, 2014. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule B-5

EXHIBIT A-1

FORM OF OPINION OF ISSUER’S COUNSEL

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com August , 2014	AUSTIN DALLAS FORT WORTH HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO _________ ALGIERS LONDON MEXICO CITY MONTERREY PARIS

RBC Capital Markets, LLC,

  as representative of the Underwriters (as defined below)

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Ladies and Gentlemen:

We have acted as special counsel for Rex Energy Corporation, a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Underwriting Agreement dated as of August     , 2014 (the “Underwriting Agreement”) between the Company and you, as representatives of the Underwriters listed in Schedule A thereto (the “Underwriters”) providing for the issuance and sale by the Company of                 shares (the “Preferred Shares”) of its     % Convertible Preferred Stock, Series A, par value $0.001 per share (the “Preferred Stock”), which will be deposited with                      (the “Depositary”), which will issue                  depositary shares (the “Depositary Shares”), each of which will evidence a 1/100 beneficial interest in a Preferred Share. This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 5(d)(i) of the Underwriting Agreement.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

(a) The Underwriting Agreement.

(b) The Certificate of Designations dated August     , 2014 (the “Certificate of Designations”) creating and specifying the terms of the Preferred Stock and filed with the Secretary of State of the State of Delaware on August     , 2014.

(c) The Deposit Agreement dated as of August     , 2014 (the “Deposit Agreement”) between the Company and the Depositary.

(d) The Registration Statement on Form S-3 (File No. 333-196623) filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2014, together with Post-Effective Amendment No. 1 dated as of August 12, 2014 with respect

Exhibit A-1 to Underwriting Agreement

thereto (the “Registration Statement”), including the form of prospectus therein (including the documents incorporated by reference therein, the “Base Prospectus”).

(e) The Prospectus Supplement dated August 12, 2014 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the offering of the Depositary Shares.

(f) The Preliminary Prospectus Supplement dated August 12, 2014 and any documents included in an issuer free writing prospectus that are identified in Section D of Schedule I hereto (together, the “Pricing Disclosure Package”).

The Underwriting Agreement and the Deposit Agreement are referred to together herein as the “Transaction Documents”. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Transaction Documents and representations and statements made in certificates of public officials and officers of the Company.

(v) That the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto (other than the Company).

(vi) That:

(A) The execution, delivery and performance by the Company of the Transaction Documents do not:

(1) except with respect to Applicable Laws (and (I) the laws, rules and regulations referred to in qualification (a)(i), insofar as they relate to our opinions in paragraphs 1, 2, 4(a) and (c), 8 and 9 and (II) the laws, rules and regulations referred to in paragraphs 5 and 6, insofar as they relate to the matters referred to therein), violate any law, rule or regulation applicable to it, or

(2) result in any conflict with or breach of any agreement or document binding on it (other than any Applicable Contract (as defined below), to the extent we opine thereon in paragraph 4(b)).

Exhibit A-1 to Underwriting Agreement

(B) Except as required by Applicable Laws (and (I) the laws, rules and regulations referred to in qualification (a)(i), insofar as they relate to our opinions in paragraphs 1, 2, 4(a) and (c), 8 and 9, and (II) the laws, rules and regulations referred to in paragraphs 5 and 6, insofar as they relate to the matters referred to therein), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it, other than any Applicable Contract, to the extent we opine thereon in paragraph 4(b)) any other third party is required for the due execution, delivery or performance by the Company of either Transaction Document or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(C) All conditions to the effectiveness of the Fourth Amendment dated as of August     , 2014 to the Credit Agreement dated as of March 27, 2013 (the “Credit Agreement”) among the Company; the guarantors party thereto; Royal Bank of Canada, as administrative agent; and the lenders signatory thereto have been satisfied or waived.

As used herein, “Applicable Laws” means the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, that in our experience are normally applicable to the Company, the Transaction Documents or transactions of the type contemplated in the Transaction Documents. However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor, employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules or regulations, including state anti-fraud laws, rules, or regulations, and the Investment Company Act of 1940, as amended (the “Investment Company Act”); (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977, as amended, and the Currency and Foreign Transactions Reporting Act of 1970, as amended; (J) insurance; (K) the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (L) copyrights, patents, service marks and trademarks.

(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(iii) Any laws, rules or regulations that are applicable to the Company, the Transaction Documents or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates because of the specific assets or business of such other party or such affiliate.

Exhibit A-1 to Underwriting Agreement

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. The Company and each other entity referred to in Section A of Schedule I is an entity that is validly existing and in good standing under the laws of the State of Delaware.

2. The Company (a) has the corporate power and authority, to execute, deliver and perform the Transaction Documents and to carry on its business and to own, lease and operate its properties and assets, in each case as described in the Pricing Disclosure Package and the Prospectus, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Transaction Documents and (c) has duly executed and delivered the Transaction Documents.

3 Each Transaction Document constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution, delivery and performance by the Company of the Transaction Document, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby, including the issuance of the Preferred Shares and the Depositary Shares, will not:

(a) violate the certificate of incorporation or bylaws of the Company;

(b) breach or result in a default or the creation of any lien under (i) any agreement or instrument listed in Section B of Schedule I (the “Applicable Contracts”) (except that (A) we express no opinion with respect to financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance, (B) we note that the declaration and payment of cash dividends on the Preferred Shares may not be permitted in certain circumstances under the agreements referred to in items 55, 56 and 65 of Section B of Schedule I and (C) the failure of the Company to deliver certain notices with respect to the Preferred Shares would constitute a breach or default under the Credit Agreement), or (ii) any order, writ, judgment, injunction, decree, determination or award listed in Section C of Schedule I or

(c) result in a violation by the Company of any Applicable Laws or the Delaware General Corporation Law.

5. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to an Applicable Contract, is required on the part of the Company under Applicable Laws for the due execution, delivery or performance by the Company of the Transaction Documents or the offer and sale of the Preferred Shares or the Depositary Shares, except (a) for the registration of the Preferred Shares and the Depositary Shares with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, each of which has occurred, (b) that we express no opinion with respect to authorizations, approvals,

Exhibit A-1 to Underwriting Agreement

actions, notices and filings that may be required in connection with financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance, (c) that we note that the declaration and payment of cash dividends on the Preferred Shares may in certain circumstances require approvals under the agreements referred to in items 55, 56 and 65 of Section B of Schedule I and (c) for the delivery of certain notices with respect to the Preferred Shares under the Credit Agreement.

6. The Company is not, and as a result of the transactions contemplated by the Transaction Documents, the offering and sale of the Preferred Shares and the Depositary Shares and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus will not be, required to register as an investment company under the Investment Company Act.

7. The capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share and 100,000 shares of Preferred Stock, par value $0.001 per share.

8. The Preferred Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided in the Underwriting Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable, and the issuance of such Preferred Shares will not be subject to pre-emptive rights pursuant to the Delaware General Corporation Law, the certificate of incorporation or by-laws of the Company or any Applicable Contract.

9. The Company has reserved                  shares of Common Stock for issuance upon the conversion of the Preferred Shares. When such shares are issued upon such conversion of the Preferred Shares, such shares will be validly issued, fully paid and non-assessable and not subject to pre-emptive rights pursuant to the Delaware General Corporation Law, the certificate of incorporation or by-laws of the Company or any Applicable Contract. No further action by the Company’s board of directors is required prior to the issuance of such shares of Common Stock upon conversion of the Preferred Shares, assuming that at the time of such issuance the Company has a sufficient number of authorized but unissued shares of Common Stock available therefor.

10. The statements in the Prospectus under the heading “Description of Series A Convertible Preferred Stock”, insofar as such statements constitute summaries of the Company’s certificate of incorporation or bylaws or the Certificate of Designations, accurately summarize in all material respects such documents. The statements in the Prospectus under the heading “Description of Depositary Shares”, insofar as such statements constitute summaries of the Deposit Agreement, accurately summarize in all material respects the Deposit Agreement.

11. The statements set forth under the headings “Material U.S. Federal Income Tax Considerations” in the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to constitute summaries of the terms of statutes, rules and regulations, accurately summarize such statutes, rules and regulations in all material respects.

12. We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin, the

Exhibit A-1 to Underwriting Agreement

performance of the transactions contemplated by, the Transaction Documents or the offer or sale of the Preferred Shares or the Depositary Shares.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws and also include:

(i) in the case of our opinions in paragraphs 1, 2, 4(a) and (c), 8 and 9, the Delaware General Corporation Law, but only to the extent based on our review thereof, without consideration of any judicial or administrative interpretation thereof;

(ii) in the case of our opinions in paragraph 5, the Securities Act;

(iii) in the case of our opinion in paragraph 6, the Investment Company Act; and

(iv) in the case of our opinion in paragraph 11, the Internal Revenue Code of 1986, as amended,

and we do not express any opinion herein concerning any other laws. Without derogating from the limitation on the scope of our opinion in this qualification (a), we note that we express no opinion in paragraph 4(c) or 5 with respect to the blue-sky laws of any jurisdiction in the United States or any federal or state anti-fraud laws, rules or regulations.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to the enforceability of any indemnification provision, or of any waiver, release or exculpation provision, to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct or to the extent that such provision relates to rights to punitive, exemplary, special, consequential, indirect or similar damages.

(e) With respect to our opinion in paragraph 1, we have relied exclusively upon the certificates of public officials described in Section A of Schedule I hereto.

In the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus relating to the offering and sale of the Preferred Shares and the Depositary Shares, we reviewed the Registration Statement, the Prospectus and Pricing Disclosure Package and participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and the Underwriters’

Exhibit A-1 to Underwriting Agreement

counsel, and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference in the Prospectus and the Pricing Disclosure Package. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature. Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:

(a) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the General Disclosure Package, as of     :             .m. (eastern time) on August     , 2014 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package (except as otherwise specifically stated in paragraphs 10 and 11), and we do not express any belief with respect to the financial statements and related notes and schedules and other financial data, or oil and gas reserves or prospects, production data or related geological data, or statistical data derived from such financial, oil and gas reserves, prospects, production data or geological data, contained in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transaction Documents. Without our prior written consent, this opinion letter may not be relied upon by any person other than you and the other Underwriters or by you or the other Underwriters for any other purpose.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim

Exhibit A-1 to Underwriting Agreement

any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. We note that we only represent the Company and its affiliates with respect to specific transactions, including the transactions contemplated by the Transaction Documents, and we are not general outside counsel for the Company and its affiliates.

Respectfully submitted,

RHS/WPW/MCT/JH/DW

Exhibit A-1 to Underwriting Agreement

EXHIBIT A-2

FORM OF OPINION OF JENNIFER MCDONOUGH

[Letterhead of Rex Energy Corporation]

August     , 2014

RBC Capital Markets, LLC,

  as representative of the Underwriters (as defined below)

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Ladies and Gentlemen:

I am the vice president, general counsel and secretary of Rex Energy Corporation, a Delaware corporation (the “Company”), and have acted as such in connection with the transactions contemplated by the Underwriting Agreement dated as of August 13, 2014 (the “Underwriting Agreement”) between the Company and you, as representative of the underwriters listed on Schedule A thereto (the “Underwriters”) providing for the issuance and sale by the Company of                  shares (the “Preferred Shares”) of its     % Convertible Preferred Stock, Series A, par value $0.001 per share (the “Preferred Stock”), which will be deposited with                      (the “Depositary”), which will issue                  depositary shares (the “Depositary Shares”), each of which will evidence a 1/100 beneficial interest in a Preferred Share. This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 5(d)(ii) of the Underwriting Agreement.

In connection with this opinion letter, I have examined original counterparts or copies of original counterparts of the following documents:

(a) The Underwriting Agreement.

(b) The Certificate of Designations dated August     , 2014 creating and specifying the terms of the Preferred Stock and filed with the Secretary of State of the State of Delaware on August     , 2014.

(c) The Deposit Agreement dated as of August     , 2014 between the Company and the Depositary.

(d) The Registration Statement on Form S-3 (File No. 333-196623) filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2014, ,together with Post-Effective Amendment No. 1 dated as of August 12, 2014 with respect thereto, including the form of prospectus therein and the documents incorporated by reference therein.

Exhibit A-2 to Underwriting Agreement

(e) The Prospectus Supplement dated August 12, 2014 (the “Prospectus Supplement”) relating to the offering of the Depositary Shares.

(f) The Preliminary Prospectus Supplement dated August 12, 2014 and any documents included in an issuer free writing prospectus that are identified in Section C of Schedule I hereto (together, the “General Disclosure Package”).

The Underwriting Agreement and the Deposit Agreement are referred to together herein as the “Transaction Documents”.

In rendering the opinions expressed below, I have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to me.

(iii) The conformity to authentic originals of any documents submitted to me as copies.

(iv) As to matters of fact, the truthfulness of the representations of the Rex Entities made or otherwise incorporated in the Underwriting Agreement and representations and statements made in certificates of public officials and officers of the Rex Entities.

I have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, I am of the opinion that:

1. Without giving effect to the closing of the transactions contemplated by the Underwriting Agreement, there are 54,102,996 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding, and (b) no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

2. To my knowledge, except as disclosed in the Registration Statement, the Prospectus Supplement or the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party that would be required to be described in a registration statement filed with the Commission, and to my knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or other persons.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) My opinions are limited (i) in the case of my opinion in paragraph 1, to the Delaware General Corporation Law (without consideration of any judicial or administrative interpretations thereof) and (ii) in the case of my opinion in paragraph 2, the laws, rules and

Exhibit A-2 to Underwriting Agreement

regulations of the Commonwealth of Pennsylvania and the federal securities laws (other than anti-fraud laws, rules or regulations), and I do not express any opinion herein concerning any other laws.

(b) When used in this opinion, the words “my knowledge” signify that, in the course of my rendering legal services for the Company, no information with respect to statements in such opinion has come to my actual attention that would lead me to conclude that such statements are untrue. I have not made any special examination of my files or the files of the Company, any investigation of court or other public records, or any inquiry with any other person to determine the existence or absence of such facts.

This opinion letter is rendered to you and the other Underwriters in connection with the transactions contemplated in the Underwriting Agreement. This opinion letter may not be relied upon by any person other than you and the other Underwriters, or by you or the other Underwriters for any other purpose, without my prior written consent.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and I specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

I am rendering this opinion letter to you in my capacity as general counsel and on behalf of the Company. Recourse with respect to this opinion letter is limited to the Company and there shall be no recourse against me individually with respect to this opinion letter.

Respectfully submitted,

Exhibit A-2 to Underwriting Agreement

EXHIBIT B

FORM OF LOCK-UP LETTER AGREEMENT

August [—], 2014

RBC Capital Markets, LLC

As Representative of the several Underwriters

Three World Financial Center

200 Vesey Street, 9th Floor

New York, New York 10281

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule A to such agreement (the “Underwriters”), with Rex Energy Corporation, a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the preferred stock of the Company, par value $0.001 per share (“Preferred Stock”) that are represented by depositary shares. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the undersigned living in the undersigned’s household not to), without the prior written consent of RBC Capital Markets, LLC (“RBC”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of Preferred Stock or shares of the common stock of the Company, par value $0.001 per share (“Common Stock”), options or warrants to acquire shares Preferred Stock or shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Preferred Stock or shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to (i) put in place, renew or amend a 10(b)5-1 trading plan, with such new plan, renewal or amendment becoming effective after the termination of the Lock-Up Period, (ii) transfer shares of Preferred Stock or shares of Common Stock as a bona fide gift or gifts; (iii) transfer and assign shares of Preferred Stock or shares of Common Stock to a trust or limited partnership for the benefit of the undersigned or members of the undersigned’s immediate family (as defined below), (iv) transfer shares of Preferred Stock or shares of Common Stock in accordance with a Rule 10b5-1 trading plan in existence on the date of this Lock-Up Letter Agreement, (v) transfer

Exhibit B to Underwriting Agreement

shares of Preferred Stock or shares of Common Stock issued upon the “cashless” exercise of options to purchase Preferred Stock or Common Stock for any withholding taxes on the exercise price thereof or to pay the exercise price thereof pursuant to the Company’s 2007 Long-Term Incentive Plan, as amended and restated effective May 8, 2013 (the “Company Incentive Plan”), (vi) transfer or sale of shares of Preferred Stock or shares of Common Stock in satisfaction of any tax withholding obligation of the undersigned upon the vesting of restricted stock awards under the Company Incentive Plan and (vii) dispose of shares of Preferred Stock or shares of Common Stock, or securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock, pursuant to any merger, consolidation, business combination, tender offer or change of control transaction involving the Company and an unaffiliated third party on terms available to the Company’s stockholders generally; provided, that in the case of any transfer pursuant to clause (ii) or (iii), such donee, transferee or assignee of shares of Preferred Stock or shares of Common Stock shall furnish to the Representative a Lock-Up Letter substantially in the form of Exhibit B to the Underwriting Agreement prior to any such transfer (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not the transferee). For purposes of this Lock-Up Agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless RBC waives, in writing, such extension. Such extension will not apply, however, if (i) the shares of Preferred Stock or shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by RBC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Exhibit B to Underwriting Agreement

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Preferred Stock or shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Preferred Stock or shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any shares of Preferred Stock or shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Exhibit B to Underwriting Agreement

EXHIBIT C

Persons to Execute Lock-Up Letter Agreements:

Name	Title
Thomas C. Stabley	Chief Executive Officer, Director

Patrick M. McKinney	President & Chief Operating Officer

Michael L. Hodges	Chief Financial Officer

Curt Walker	Chief Accounting Officer

David E. Pratt	Senior Vice President and Exploration Manager

F. Scott Hodges	Senior Vice President, Land and Business Development

Jennifer L. McDonough	Senior Vice President, General Counsel and Corporate Secretary

Lance T. Shaner	Chairman

John J. Zak	Director

John W. Higbee	Director

John A. Lombardi	Director

Eric L. Mattson	Director

Todd N. Tipton	Director

Exhibit C to Underwriting Agreement

EXHIBIT D

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

Pursuant to Section 5(i) of the Underwriting Agreement dated August 13, 2014 (the “Underwriting Agreement”), by and among Rex Energy Corporation, a Delaware corporation (the “Company”), and RBC Capital Markets, LLC, as the representative of the several underwriters listed on Schedule A of the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of an aggregate 1,400,000 shares of 6.00% Series A Convertible Stock, the undersigned hereby certifies as follows on behalf of the Company (capitalized terms used but not defined herein have the meanings assigned such terms in the Underwriting Agreement):

1. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering contemplated by the Registration Statement and the Prospectus.

2. The undersigned is familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries. The undersigned has reviewed the Registration Statement and the Prospectus.

3. The statements regarding the estimates of proved reserves and the assumptions underlying such estimates contained in the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Other Recent Developments— Proved Reserves and Operational Update” were prepared in good faith and, in the informed judgment of the management of the Company, on a reasonable basis reflecting the best currently available estimates of management of the Company. As of the date hereof, the management of the Company is not aware of any facts with respect to historical or anticipated performance of the Company that would result in a material variance from such estimates of proved reserves included in the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Other Recent Developments — Proved Reserves and Operational Update.”

4. Each of Vinson & Elkins L.L.P. and Thompson & Knight LLP entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to Section 5 of the Underwriting Agreement.

Exhibit D to Underwriting Agreement